UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2015
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: 775-847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2015, the Board of Directors of Comstock Mining Inc. (the “Company”) elected Robert C. Kopple as a director of the Company effective as of July 9, 2015.

Mr. Kopple, age 71, is a senior partner at Kopple & Klinger, LLP, a law firm that he co-founded in 1992, where he specializes in estate planning, taxation, and business law. He is an experienced businessman, investor and shareholder of the Company. Mr. Kopple has been the Chairman of the Board of Triton Emission Solutions, Inc. since September 2014, the Vice Chairman of the Board of Directors of Aura Systems, Inc. since September 2013 and a Special Advisor to the Board of Directors of Patriot Gold Corp. since July 2014.

Mr. Kopple will join the audit committee of the Board of Directors and will be eligible to receive all of the compensation and benefits provided for non-employee directors, including those described in Annex A to the Company’s Compensation Committee charter.

The press release announcing the changes to the board of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.
99.1     Press release.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: July 13, 2015	By:	/s/ Corrado De Gasperis
Corrado De Gasperis President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release.